UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  September 24, 2013

Alliqua, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modification to Rights of Security Holders.

On September 25, 2013, Alliqua, Inc. (the “Company”) filed with the Florida Department of State Articles of Amendment to increase the number of shares of the Company’s common stock authorized for issuance from 500,000,000 shares to 2,000,000,000 shares.  The effective date of the increase to the authorized common stock is September 25, 2013.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this report is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On August 29, 2013, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Statement”) and thereafter mailed the Statement to its shareholders of record as of August 28, 2013, soliciting their consent to the Articles of Amendment discussed in Item 3.03 above. As of September 24, 2013, the Company had received the written consent of more than a majority of the voting power of its outstanding common stock, as was required to approve the Articles of Amendment.

 The voting results for the proposal are as follows: CONSENT: 155,120,169; CONSENT WITHHELD: 27,343,659; ABSTAIN: 2,520,850.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation of Alliqua, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Date: September 26, 2013	By:	/s/ Brian Posner
Brian Posner
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation of Alliqua, Inc.

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